Exhibit 99.1

Alesco Financial Inc. Announces

Second Quarter 2007 Financial Results

Philadelphia, Pennsylvania – August 7, 2007 – Alesco Financial Inc. (NYSE: AFN) (“AFN”), a specialty finance real estate investment trust, today announced financial results for the three and six months ended June 30, 2007.

AFN reported adjusted earnings, a non-GAAP measure of performance, for the three months ended June 30, 2007 of $16.9 million, or $0.31 per diluted common share, as compared to adjusted earnings of $0.31 per diluted common share for the three months ended March 31, 2007 and $0.36 per diluted common share for the three months ended June 30, 2006. AFN reported adjusted earnings for the six months ended June 30, 2007 of $34.2 million, or $0.61 per diluted common share, as compared to adjusted earnings of $0.55 per diluted common share for the period from January 31, 2006 (commencement of operations) through June 30, 2006. A reconciliation of adjusted earnings to GAAP net income is included in the Adjusted Earnings section of this release.

AFN reported a GAAP net loss for the three months ended June 30, 2007 of ($47.2) million, or ($0.86) per diluted common share, as compared to net income of $0.21 per diluted common share for the three months ended March 31, 2007 and $0.70 per diluted common share for the three months ended June 30, 2006. AFN reported a GAAP net loss for the six months ended June 30, 2007 of ($35.4) million, or ($0.65) per diluted common share, as compared to net income of $1.09 per diluted common share for the period from January 31, 2006 through June 30, 2006.

Investment Portfolio Summary

The following chart summarizes our investment portfolio as of and for the three months ended June 30, 2007:

Asset Class	Total Assets (1)	Total Debt (2)	Total Capital Invested in Asset Class	Weighted Average Coupon	Weighted Average Cost of Funds	Return on Investment (3)
	($ in thousands)
TruPS & Subordinated Debentures	$5,502,090	$5,115,578	$213,254	7.28%	5.97%	25.00%
Mortgage-backed securities	3,794,668	3,864,559	138,927	5.85%	5.57%	11.95%
Residential Mortgage Loans	1,117,239	1,014,600	82,820	6.36%	5.74%	0.89%
Leveraged Loans	722,926	644,479	68,100	8.87%	6.04%	13.97%

	$11,136,923	$10,639,216	$503,101	6.81%	5.81%	16.18%

(1)	Total assets for the TruPS & Subordinated Debentures asset class, Mortgage-backed securities asset class, and Leveraged Loans asset class include approximately $399.6 million, $26.3 million, and $50.3 million, respectively, of restricted cash held at consolidated CDO entities. The restricted cash at consolidated CDO entities is primarily committed to fund the purchase of additional investments in TruPS and subordinated debentures and leveraged loans and is not available to AFN for any other purpose.

(2)	Total debt refers to the aggregate principal amount of indebtedness collateralized by the assets in the particular asset class.

(3)	Return on investment is calculated by dividing (A) the sum of the net investment income plus the interest earned on restricted cash held at consolidated CDO entities, excluding the minority interest portions, for each respective asset class during the three months ended June 30, 2007, in each case amounts included in net investment income were recorded in accordance with GAAP, by (B) the weighted average equity (based on the amount of cash we had invested in the assets during the period) deployed in each respective asset class during the same period. Net investment income for the residential mortgage loans asset class and the leveraged loans asset class, excluding the minority interest portions, include approximately $1.4 million and $1.4 million, respectively, of provisions for loan losses recorded during the three months ended June 30, 2007.

The following table summarizes ratings of our available-for-sale MBS investments included in our Kleros Real Estate CDOs (categorized based on fair value as of June 30, 2007) as rated by Standard & Poor’s (“S&P) as of July 31, 2007:

S&P Rating Category	Total MBS per Rating Category	% of Total MBS per Rating Category	Amount of Sub prime per Rating Category (1)	% of Sub prime per Rating Category	Amount of Second-Lien per Rating Category	% of Second-Lien per Rating Category
	(dollars in thousands)
AAA	$809,373	21.6%	$10,464	0.9%	$6,063	1.3%
AA+	558,811	14.9%	124,828	11.1%	61,652	13.3%
AA	533,655	14.2%	79,303	7.1%	95,878	20.6%
AA-	231,746	6.2%	91,796	8.2%	15,645	3.4%
A+	549,853	14.6%	268,328	23.9%	74,105	15.9%
A	475,773	12.7%	241,654	21.6%	65,911	14.2%
A-	247,298	6.6%	119,119	10.7%	67,985	14.6%
BBB+	195,257	5.2%	125,927	11.2%	32,964	7.1%
BBB	118,032	3.1%	50,281	4.5%	18,779	4.0%
BBB- and below	35,183	0.9%	9,015	0.8%	26,168	5.6%

Total	$3,754,981	100.0%	$1,120,715	100.0%	$465,150	100.0%

(1)	We generally consider a loan to a borrower with a credit score of less than 625 to be a sub-prime loan.

During the three-month period ended June 30, 2007, AFN wrote down to fair market value 21 MBS, which consisted of 18 second-lien position MBS, 2 MBS that are collateralized by residential mortgage loans with a weighted average borrower FICO score less than 625 and 1 MBS that is collateralized by residential mortgage loans with weighted average borrower FICO scores between 625 and 699. AFN recorded other-than-temporary impairments of $68.9 million in its consolidated MBS portfolio. Additionally, during the three-month period ended June 30, 2007 AFN recorded $5.5 million of other-than-temporary impairments on other non-consolidated CDO investments that are primarily collateralized by MBS. AFN recognized other-than-temporary impairments primarily because of significant increases in the estimated cumulative default rates of the underlying collateral of the respective securities, resulting in significant decreases to the estimated future cash flows of the respective securities. Other-than-temporary impairments are recorded within Impairment on investments in the consolidated statements of income.

AFN has recorded net unrealized losses on MBS in the amount of $154.4 million in accumulated other comprehensive loss as of June 30, 2007. The unrealized losses include losses relating to 269 MBS, with an aggregate principal amount of $1.3 billion, collateralized by loans to sub-prime borrowers and second-lien loans. Management determined that the unrealized losses on these debt securities resulted from volatility in interest rates and other qualitative factors relating to macro-credit conditions in the residential mortgage market. Additionally, as of June 30, 2007 management determined that the subordination levels below these MBS investments adequately protect our ability to recover our investments, and that our estimates of anticipated future cash flows from the MBS investments has not been adversely impacted by the deterioration in the creditworthiness of the specific MBS issuers.

During the three-months ended June 30, 2007 and in the period subsequent to June 30, 2007, 35 MBS with an aggregate principal amount of $188.3 million in our portfolio were downgraded by rating agencies and 10 MBS with an aggregate principal amount of $53.0 million in our portfolio were placed on negative watch by rating agencies. These amounts represent 4.7% and 1.3%, respectively, of the aggregate principal amount of our MBS portfolio as of June 30, 2007. As a result of the recent rating agencies downgrade activity our portfolio includes 16 MBS with an aggregate principal amount of $87.5 million or 2.2% of the aggregate principal amount of our MBS portfolio as of June 30, 2007 that are below investment grade. Thirty-two of the MBS that have been downgraded to date are collateralized by loans to sub-prime borrowers and second-lien loans. AFN is not aware of any payment defaults in the MBS portfolio and all of the MBS investments are currently generating cash flows.

Net unrealized gains on TruPS and subordinated debentures in the amount of $83.7 million are included in accumulated other comprehensive loss as of June 30, 2007.

Fair value of investments is based primarily on quoted market prices from independent pricing sources when available for actively traded securities or discounted cash flow analyses developed by management using current interest rates, specific issuer information and other market data for securities without an active market. Management’s estimate of fair value is subject to a high degree of variability based upon market conditions, the availability of specific issuer information and management’s assumptions.

Indebtedness

The following table summarizes AFN’s total indebtedness (includes recourse and non-recourse indebtedness) as of June 30, 2007:

Description	Carrying Amount	Interest Rate Terms	Current Weighted- Average Interest Rate	Average Contractual Maturity
	(dollars in thousands)
Non-recourse indebtedness:
Repurchase agreements	$53,993	6.1%	6.1%	March 2008
Trust preferred obligations	435,700	5.8% to 11.1%	7.3%	October 2036
Securitized mortgage debt, net of discount	1,014,600	5.0% to 6.1%	5.7%	December 2046
CDO notes payable (1)	8,981,403	5.4% to 6.1%	5.8%	May 2040
Warehouse credit facilities	153,520	5.3% to 8.1%	5.6%	December 2007

Total non-recourse indebtedness	$10,639,216

Recourse indebtedness:
Junior subordinated debentures	$49,614	9.5%	9.5%	August 2036
Contingent convertible debt	140,000	7.6%	7.6%	June 2036

Total recourse indebtedness:	$189,614

Total indebtedness	$10,828,830

(1)	Excludes CDO notes payable purchased by the Company which are eliminated in consolidation.

Recourse indebtedness refers to indebtedness that is recourse to the general assets of AFN. As indicated in the table above, AFN’s consolidated financial statements include recourse indebtedness of $189.6 million as of June 30, 2007. Non-recourse indebtedness consists of indebtedness of consolidated VIEs (i.e. CDOs, CLOs and other securitization vehicles) which is recourse only to specific assets pledged as collateral to the lenders. The creditors of each consolidated VIE have no recourse to the general credit of AFN. AFN’s maximum exposure to economic loss as a result of its involvement with each VIE and off-balance sheet warehouse facility is the $503.1 million of capital that AFN invested in the preference shares or debt of the CDO, CLO or other types of securitization structures. None of the indebtedness shown in the table above subjects AFN to potential margin calls for additional pledges of cash or other assets.

Liquidity and Capital Markets Transactions

During the six-month period ended June 30, 2007, AFN completed the following debt and equity transactions:

•

On May 15, 2007 and June 13, 2007, AFN sold $140 million aggregate principal amount of contingent convertible senior notes. The notes are senior, unsecured obligations of AFN and rank equally in right of payment with all of AFN’s existing and future unsubordinated, unsecured indebtedness. The notes bear interest at an annual rate of 7.625%. The notes mature on May 15, 2027. AFN received net proceeds of approximately $136.6 million from this transaction.

•

On June 25, 2007, AFN completed the issuance and sale of $28.1 million in aggregate principal amount of TruPS issued by AFN’s wholly-owned subsidiary, Alesco Capital Trust I (the “Trust”). The TruPS mature on July 30, 2037 and may be called by AFN at par any time after July 30, 2012. Distributions are payable quarterly at a fixed interest rate equal to 9.495% per annum through the distribution payment date on July 30, 2012 and thereafter at a floating interest rate equal to LIBOR plus 400 basis points per annum through July 30, 2037. AFN received net proceeds of approximately $26.6 million from this transaction.

•

On June 25, 2007, AFN completed a public offering of 8,000,000 shares of common stock, par value $0.001 per share, at a public offering price of $9.25 per share, net of placement fees and offering costs. AFN received net proceeds of approximately $72.0 million from this transaction.

•

On June 29, 2007, AFN completed a securitization of substantially all of its existing residential mortgage loans by contributing the assets to a pass-through securitization entity (or trust) that issued debt securities in the capital markets collateralized by the mortgage loans held by the trust. The residential mortgage loans held by the trust are included in our consolidated financial statements. We used $1.1 billion of proceeds from the securitization to repay in full short-term repurchase agreements that we had used to finance the portfolio on a temporary basis. As of June 30, 2007, the Company is not financing any residential mortgage loans with short-term repurchase agreements.

AFN utilized approximately $53 million of the net proceeds from the debt and equity transactions described above to pay down previously existing short-term debt arrangements. Additionally, in connection with the $140 million convertible debt offering AFN utilized $32.6 million of the proceeds to repurchase 3,410,600 shares of its common stock at $9.55 per share. AFN has utilized and plans to continue to utilize the net proceeds from these offerings to opportunistically invest in the target asset classes. As of June 30, 2007, AFN’s consolidated financial statements include $113.7 million of cash and cash equivalents.

Share Repurchase

On August 3, 2007, AFN’s Board of Directors has approved a share repurchase plan that authorizes AFN to purchase up to $50 million worth of AFN common shares. Under the plan, AFN may make purchases from time to time through open market or privately negotiated transactions. The timing and exact number of shares purchased will be determined at AFN’s discretion and will depend on market conditions. This plan may be modified or discontinued at any time.

Dividend Summary

On June 4, 2007, AFN announced a cash dividend for the quarter ended June 30, 2007 of $0.31 per common share. The dividend was paid on June 25, 2007 to shareholders of record as of the close of business on June 15, 2007.

Conference Call

As previously announced, a conference call to discuss these financial results with investors and analysts will be held on August 8, 2007 at 10:00am ET. Interested parties can access the conference call by dialing 866-831-6272 or, for those calling from overseas, 617-213-8859 a few minutes in advance of the scheduled time. A replay of the conference call will be available for two weeks at 888-286-8010, passcode 99849328.

About Alesco Financial Inc.

Alesco Financial Inc. is a specialty finance REIT headquartered in Philadelphia, Pennsylvania and trades on the New York Stock Exchange under the symbol “AFN”. Alesco Financial Inc. is externally managed by Cohen & Company Management, LLC, a subsidiary of Cohen & Company, a leading structured credit investment management firm. For more information, please visit www.alescofinancial.com.

Forward-Looking Statements

Information set forth in this release contains forward-looking statements, which involve a number of risks and uncertainties. Alesco Financial Inc. cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained or implied in the forward-looking information.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of Alesco Financial Inc. to successfully execute its business plans or gain access to additional financing, the availability of additional loan portfolios for future acquisition, continued qualification as a REIT and the cost of capital. Additional factors that may affect future results are contained in Alesco’s filings with the SEC, which are available at the SEC’s web site www.sec.gov and Alesco Financial Inc.’s web site www.alescofinancial.com. Alesco Financial Inc. disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Alesco Financial Inc.

Consolidated Statements of Income/(Loss)

(Unaudited and in thousands, except share and per share information)

	For the Three-Month Period Ended June 30, 2007	For the Three-Month Period Ended June 30, 2006	For the Six-Month Period Ended June 30, 2007	For the period from January 31, 2006 through June 30, 2006
Revenue:
Investment interest income	$173,333	$39,674	$334,651	$51,619
Investment interest expense	(152,933)	(33,793)	(296,830)	(44,229)
Provision for loan loss	(3,285)	77	(5,459)	(51)
Change in fair value of free-standing derivative	2,849	711	5,160	1,996

Net investment income	19,964	6,669	37,522	9,335

Total revenue	19,964	6,669	37,522	9,335

Expenses:
Related party management compensation	4,344	1,378	7,727	2,017
General and administrative	2,982	297	5,396	435

Total expenses	7,326	1,675	13,123	2,452

Income before interest and other income, minority interest and taxes	12,638	4,994	24,399	6,883
Interest and other income	5,461	904	11,469	1,726
Realized gain/(loss) on derivative contracts	(475)	7,700	3,046	7,700
Unrealized gain/(loss) on derivative contracts	4,829	(673)	2,943	2,547
Unrealized gain/(loss) on credit default swaps	11,836	—	11,836	—
Impairment on investments	(74,443)	—	(74,428)	—
Realized loss on sale of assets	(723)	(855)	(4,397)	(846)

Income before minority interest and provision for income taxes	(40,877)	12,070	(25,132)	18,010
Minority interest	(6,127)	(2,045)	(9,697)	(2,393)

Income before provision for income taxes	(47,004)	10,025	(34,829)	15,617
Provision for income taxes	(213)	(202)	(610)	(447)

Net income/(loss)	(47,217)	9,823	(35,439)	15,170

Earnings/(loss) per share—basic:
Basic earnings/(loss) per share	$(0.86)	$0.70	$(0.65)	$1.09

Weighted-average shares outstanding—Basic	54,902,323	13,995,664	54,800,726	13,970,750

Earnings/(loss) per share—diluted:
Diluted earnings/(loss) per share	$(0.86)	$0.70	$(0.65)	$1.08

Weighted-average shares outstanding—Diluted	54,902,323	14,040,069	54,800,726	14,003,258

Distributions declared per common share	$0.31	$0.16	$0.61	$0.16

Alesco Financial Inc.

Consolidated Balance Sheets

(Unaudited and in thousands, except share and per share information)

	As of June 30, 2007	As of December 31, 2006
Assets
Investments in debt securities and related receivables
Available-for-sale debt securities	$8,135,951	$6,771,914
Security-related receivables	736,342	1,170,210

Total investment in debt securities and security-related receivables	8,872,293	7,942,124
Investments in residential and commercial mortgages and leveraged loans
Residential mortgages	1,117,239	1,773,147
Commercial mortgages	9,500	9,500
Leveraged loans	672,662	314,077
Loan loss reserve	(7,322)	(2,130)

Total investments in residential and commercial mortgages and leveraged loans, net	1,792,079	2,094,594
Cash and cash equivalents	113,661	51,821
Restricted cash and warehouse deposits	489,779	349,113
Accrued interest receivable	45,877	46,654
Other assets	27,727	30,621
Deferred financing costs, net of accumulated amortization of $6,403 and $2,762 respectively	113,776	87,423

Total assets	$11,455,192	$10,602,350

Liabilities and stockholders’ equity
Indebtedness
Repurchase agreements	$53,993	$3,024,269
Trust preferred obligations	435,700	273,097
Securitized mortgage debt, net of discount	1,014,600	—
CDO notes payable	8,981,403	6,496,748
Warehouse credit facilities	153,520	167,158
Recourse indebtedness	189,614	20,619

Total indebtedness	10,828,830	9,981,891
Accrued interest payable	43,912	42,163
Related party payable	710	879
Other liabilities	31,565	50,017

Total liabilities	10,905,017	10,074,950
Minority interests	173,482	98,598

Stockholders’ equity
Preferred shares, $0.001 par value per share, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common shares, $0.001 par value per share, 100,000,000 shares authorized, 59,459,305 and 54,921,971 issued and outstanding, including 1,509,524 and 193,457 unvested restricted share awards, respectively	60	55
Additional paid in capital	487,779	447,442
Accumulated other comprehensive loss	(38,582)	(14,628)
Cumulative distributions	(59,156)	(26,098)
Cumulative earnings/(loss)	(13,408)	22,031

Total stockholders’ equity	376,693	428,802

Total liabilities and stockholders’ equity	$11,455,192	$10,602,350

Book value per common share	$6.34	$7.81

Adjusted Earnings

We define adjusted earnings as net income/(loss) available to common stockholders, determined in accordance with GAAP, adjusted for the following non-cash items: non-cash equity compensation, provision for loan losses, realized and unrealized (gains)/losses on investments and derivative contracts, amortization of deferred financing costs, and realized (gains)/losses on sale of capital assets, net of derivative contract gains or losses. Adjusted Earnings is a non-GAAP financial measurement and does not purport to be an alternative to reported net income determined in accordance with GAAP as a measure of operating performance or to cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

Management views adjusted earnings as a useful and appropriate supplement to net income/(loss) and earnings/(loss) per share because it enables management to evaluate our operating performance without the effects of certain adjustments in accordance with GAAP that management believes may not have a direct financial impact on our current operating performance. The most significant GAAP adjustments that we exclude in determining adjusted earnings are provision for loan losses, non-cash equity compensation, realized and unrealized (gains)/losses on investments and derivative contracts, and amortization of deferred financing costs. Each of these items is typically a non-cash charge. As a specialty finance company that focuses on investing in TruPS, leveraged loans, residential mortgage loans and mortgage-backed securities, we record significant amortization of deferred financing costs associated with our CDO financing strategy and significant provision for loan losses associated with our leveraged loans and residential mortgage loans. Additionally, GAAP requires us to record in the income statement certain unrealized changes in the fair value of derivative contracts that hedge our indebtedness. Provision for loan losses, non-cash equity compensation, realized and unrealized (gains)/losses on investments and derivative contracts, and amortization of deferred financing costs do not affect our daily operations, but they do impact our financial results under GAAP. By measuring our performance using adjusted earnings and net income, we are able to evaluate how our business is performing both before and after giving effect to recurring GAAP adjustments such as those mentioned above and excluding gains or losses from the sale of capital assets that will no longer be part of investment portfolio.

Adjusted earnings should not be considered as an alternative to net income/(loss) or cash flows from operating activities (each computed in accordance with GAAP). Instead, adjusted earnings should be reviewed in connection with net income/(loss) and cash flows from operating, investing and financing activities in our consolidated financial statements to help analyze how our business is performing. Adjusted earnings and other supplemental performance measures are defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our adjusted earnings to other REITs.

The table below reconciles the differences between reported net income/(loss) and adjusted earnings for the following periods (amounts in thousands, except share and per share information):

	For the Three- Month Period Ended June 30, 2007	For the Three- Month Period Ended March 31, 2007	For the Three- Month Period Ended June 30, 2006	For the Six-Month Period Ended June 30, 2007	For the Period from January 31, 2006 through June 30, 2006
Net income/(loss), as reported	$(47,217)	$11,778	$9,823	$(35,439)	$15,170
Add (deduct):
Provision for loan losses	2,751	1,669	11	4,420	139
Non-cash equity compensation	661	357	286	1,018	477
Realized and unrealized (gains)/losses on derivative contracts	(15,890)	1,785	(5,342)	(14,105)	(8,375)
Impairment on investments	74,443	—	—	74,443	—
Realized losses on sale of capital assets, net of realized derivative gains	735	133	(20)	868	(20)
Amortization of deferred financing costs	1,457	1,516	301	2,973	301

Adjusted Earnings	$16,940	$17,238	$5,059	$34,178	$7,692
Adjusting Earnings per share—diluted:
Diluted adjusted earnings per share	$0.31	$0.31	$0.36	$0.61	$0.55

Weighted-average shares outstanding—Diluted	55,478,279	55,130,321	14,040,069	55,653,886	14,003,258

# # #

Investors:	Media:
John Longino	Joseph Kuo
Chief Financial Officer	Kekst and Company
215-701-9687	212-521-4863
jlongino@cohenandcompany.com